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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                           COMPANY CONTACTS:       David L. Tousley
                                                   CHIEF OPERATING OFFICER
                                                   AVAX TECHNOLOGIES, INC.
                                                   (816) 960-1333

                           INVESTORS/MEDIA:        Olga Fleming/Lisa Bradlow
                                                   WEBER SHANDWICK WORLDWIDE
                                                   646-658-8000


                 AVAX TECHNOLOGIES ANNOUNCES MANAGEMENT CHANGES


KANSAS CITY, MO, FEBRUARY 26, 2001 - AVAX TECHNOLOGIES, INC. (NASDAQ NM: AVXT) today announced that Jeffrey M. Jonas, M.D. has resigned as the company's President and Chief Executive Officer and as a member of the company's Board of Directors. Dr. Jonas became President and CEO in 1996, and will stay on in an advisory capacity as he pursues other opportunities outside the company. David
L. Tousley, AVAX's Chief Financial officer will handle Dr. Jonas' responsibilities on an interim basis, while the company conducts a search for a permanent CEO replacement. Additionally, AVAX announced that Tousley has also been appointed Chief Operating Officer, a newly created position.

"Over the past four years, the management team has been committed to establishing AVAX as a leader not only in the development of autologous therapies, but also in their commercialization worldwide," stated Dr. Jonas. "As a result, AVAX has entered 2001 as a company with a commercially available cancer vaccine, products in clinical and preclinical development, and additional commercialization opportunities. I am confident in the ability of David and the management team to continue making AVAX's vision a reality."

Tousley commented, "Dr. Jonas has been instrumental in realizing the potential of the AC Vaccine-TM- technology, in advancing the development of our autologous therapies and in the design of an effective centralized manufacturing and distribution system. This system is the true key to our success and what sets us apart from our competitors. As Dr. Jonas leaves AVAX to pursue other opportunities, we thank him for his vision and tireless efforts and wish him well in his future endeavors.

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Tousley continued "To date, Avax has executed a number of business initiatives that have created substantial opportunities for the company's future growth. Everyday we see the role and acceptance of autologous individualized vaccines growing and we will work diligently to remain at the forefront of this trend. We believe that the Company has the opportunity to make a significant impact on cancer and mortality. As we continue to implement our corporate agenda, one of our short-term objectives will be to complete a comprehensive review of all of our development programs and business operations in order to focus our resources on those initiatives that will maximize shareholder value. We are confident that we can accomplish this objective."

David Tousley has been Chief Financial Officer of AVAX since 1996 and possesses over 20 years of finance and administrative experience in companies having R&D, sales and marketing, manufacturing and distribution operations, including the development of strategic partnerships for vaccines.

AVAX Technologies is a biotechnology company with international operations, specializing in the development and commercialization of individualized therapies and other novel technologies, primarily focused on cancer and other life-threatening diseases. More information about the company can be found at: www.avax-tech.com.

EXCEPT FOR STATEMENTS THAT ARE HISTORICAL, THE STATEMENTS IN THIS RELEASE ARE "FORWARD-LOOKING" STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES, AND IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN SUCH STATEMENTS, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY AVAX THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED; IN FACT, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. MANY IMPORTANT FACTORS AFFECT THE COMPANY'S ABILITY TO ACHIEVE THE STATED OUTCOMES AND TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ITS PRODUCT CANDIDATES, INCLUDING, AMONG OTHER THINGS, THE ABILITY TO OBTAIN AND MAINTAIN ALL NECESSARY PATENTS OR LICENSES, TO DEMONSTRATE THE SAFETY AND EFFICACY OF PRODUCT CANDIDATES AT EACH STAGE OF DEVELOPMENT, TO MEET APPLICABLE REGULATORY STANDARDS AND RECEIVE REQUIRED REGULATORY APPROVALS, TO MEET OBLIGATIONS AND REQUIRED MILESTONES UNDER ITS LICENSE AGREEMENTS, TO BE CAPABLE OF PRODUCING DRUG CANDIDATES IN COMMERCIAL QUANTITIES AT REASONABLE COSTS, TO COMPETE SUCCESSFULLY AGAINST OTHER PRODUCTS, OBTAIN SUBSTANTIAL ADDITIONAL FUNDS, AND TO MARKET PRODUCTS IN A PROFITABLE MANNER, AS WELL AS OTHER RISKS DETAILED FROM TIME TO TIME IN AVAX'S PUBLIC DISCLOSURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31,1999. AVAX DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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